UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Tii Network Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tii NETWORK TECHNOLOGIES, INC.
141 Rodeo Drive
Edgewood, New York 11717
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2011
__________________
To our Stockholders:

The 2011 Annual Meeting of Stockholders of Tii Network Technologies, Inc., a Delaware corporation, will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York, on Wednesday, May 18, 2011 at 10:00 a.m., New York time, at which the following matters are to be presented for consideration:

1.	The election of one Class II director to serve until the 2014 Annual Meeting of Stockholders and until his successor is elected and qualified;

2.	A proposal to amend our 2008 Equity Compensation Plan to increase the number of shares of our common stock subject to that plan;

3.	A proposal to ratify the selection of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

4.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The close of business on April 15, 2011 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Jennifer E. Katsch,
         Secretary
April 21, 2011

Important Notice Regarding Availability of Proxy Materials
For the Annual Meeting of Stockholders to be Held on May 18, 2011.

The proxy statement and annual report to stockholders
are available at www.edocumentview.com/TIII.

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the meeting, we urge you to promptly vote your shares.  Stockholders of record may do so by completing, signing, dating and returning  the enclosed proxy card in the enclosed postage prepaid envelope, which requires no postage if mailed in the United States.  Alternatively, stockholders of record may vote by telephone or Internet in accordance with the instructions on the enclosed proxy card.  Have your proxy card in front of you when voting by telephone or the Internet as it contains important information that is required to access the system.  If you attend the meeting, you may vote your shares in person, which will revoke any previously provided proxy.  If you hold shares in “street name” through an institution, you may vote your shares by any method specified on the voting instruction form provided by, or on behalf of, the institution.

Tii NETWORK TECHNOLOGIES, INC.
141 Rodeo Drive
Edgewood, New York 11717
____________________

PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 18, 2011
________________________

This Proxy Statement is to be mailed, beginning on or about April 21, 2011, to stockholders of Tii Network Technologies, Inc., a Delaware corporation, which we refer to in this proxy statement as “Tii,” “we,” “us,” “our,” or the “Company.”  This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors in the accompanying form for use at our 2011 Annual Meeting of Stockholders and at any adjournments or postponements thereof.  We refer to proxies in the accompanying form as “proxies” and to that meeting, as it may be adjourned or postponed, as the “meeting.”

ABOUT THE MEETING

Where and when is the meeting to be held?

The meeting will be held on Wednesday, May 18, 2011 at 10:00 a.m., New York time, at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Hauppauge, New York.

What are the matters to be voted upon at the meeting?

Stockholders will consider:

•	the election of one Class II director;

•	a proposal to increase the number of shares subject to our 2008 Equity Compensation Plan (we refer to this plan as the “Plan”);

•
the ratification of our Audit Committee’s selection of Marcum LLP to serve as our independent registered public accounting firm for the year ending December 31, 2011 (we refer to Marcum LLP as “Marcum”); and

•	any other business as may properly come before the meeting.

Who will be entitled to vote at the meeting?

Stockholders who own shares of our common stock of record as of the close of business on April 15, 2011 are entitled to notice of, and to vote at, the meeting.  We refer to that time and date as the “record date.”

How many shares will be entitled to vote and how many votes will I have?

On the record date, there were outstanding 14,625,535 shares of our common stock.  Each outstanding share of common stock at the close of business on the record date is entitled to one vote on all matters to be voted on at the meeting.

Are proxy materials for the meeting available on-line?

Yes.  This proxy statement and our 2010 Annual Report to Stockholders, which includes our annual report on Form 10-K for our fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission, are available to view or download at www.edocumentview.com/TIII.  If you are a registered owner of our common stock, you can also view or download these materials when you vote online at www.envisionreports.com/TIII.

How can I vote if I am the record owner of common stock?

Stockholders in whose name shares are registered as of the record date may vote:

•	In Person: For directions to attend the meeting in person, see the Admission Ticket included with the enclosed proxy card. You may also call the Sheraton Long Island Hotel at (631) 231-1100.

•	Mail: Fill in, date and sign the enclosed proxy card and mail it promptly in the enclosed postage paid envelope, which requires no postage if mailed in the United States.

•	Internet: Go to http://www.envisionreports.com/TIII and follow the on-screen instructions.

•	Telephone: Call 1-800-652-VOTE (8683) and follow the instructions provided.

To vote online or by telephone, you will be asked to provide certain information located on your accompanying proxy card.  You may enter your voting instructions by the Internet or telephone up until 1:00 a.m. Central Time on May 18, 2011.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card (and, if you vote online or by telephone be sure to vote each proxy card separately) to ensure that all of your shares are voted.

If my shares are owned of record by a fiduciary, how can I vote and what if I wish to vote personally at the meeting?

If your shares are held in “street name” by an institution (that is, held by, and registered in the name of, a bank, broker or other nominee), then that institution is the record owner of those shares and entitled to vote them.  If you are the beneficial owner of shares held in street name on the record date, you should receive instructions from, or on behalf of, that institution describing the procedures for you to advise the institution how to vote those shares.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by Internet or telephone.  If your shares are held in an account at one of these banks or brokerage firms, you may direct the voting of those shares by Internet or telephone by following the instructions on the institution’s enclosed voting form.

Directing your vote in this manner will not affect your right to vote in person if you decide to attend the meeting.  However, if your shares are held in street name and you wish to vote at the meeting, you will need to obtain a separate proxy form from the institution that holds your shares affording you the right to vote those shares.  Obtaining a proxy will automatically cancel any voting directions you have previously given by Internet or by telephone with respect to your shares.

What happens if my shares are held in “street name” and I do not give my fiduciary instructions as to how to vote my shares?

With respect to the selection of independent registered public accounting firms and certain other matters considered to be “routine” matters, brokers that are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds in street name if the broker has received no voting direction from the beneficial owner at least 10 days before the meeting.  Therefore, if they do not timely receive instructions as to how to vote shares held in street name, brokers are expected to exercise their discretion with respect to the vote on ratification of our Audit Committee’s selection of Marcum as our independent registered public accounting firm (Proposal 3).  The other matters proposed for consideration at the meeting are not considered “routine.”  As a result, if shares are held in street name by a member of the New York Stock Exchange and the beneficial owner does not timely instruct the broker with respect to how to vote those shares with respect to the election of directors (Proposal 1) or approval of the proposed amendment to the Plan (Proposal 2), the shares will not be voted with respect to the particular proposal for which voting instruction is not timely received.  If a broker, nominee or other fiduciary holding shares in street name votes some, but not all, of the shares held by it as record owner for one or more beneficial owners of shares on one or more matters, the shares not voted by it on a matter are called “broker non-votes” as to that matter.

What vote is required to approve each proposal?

The matters proposed to be considered will require:

•
a plurality of the vote (that is, the person receiving the highest number of affirmative votes cast in favor of a nominee) of shares present in person or represented by proxy at the meeting and entitled to vote thereon is required for the election of the Class II director (Proposal 1); and

•
the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the proposed amendment to the Plan (Proposal 2) and to ratify the selection of Marcum as our independent registered public accounting firm for the year ending December 31, 2011 (Proposal 3).

How are the proxies which “withhold authority” for the election of directors, are “broker non-votes” or which “abstain” counted in determining the outcome of a vote?

Shares represented by proxies that are marked “withhold authority” for the election of directors and broker non-votes will not be counted as a vote cast for the nominee for director (Proposal 1).

Abstentions will have the effect of a negative vote, while broker non-votes will have no effect, on the outcome of the vote on the proposals to approve the proposed amendment to the Plan (Proposal 2) and to ratify of the selection of independent public accountants (Proposal 3), as well as any other matter that may come before the meeting that requires the approval by a majority of shares present in person or represented by proxy and entitled to vote on the matter.

Abstentions and broker non-votes will have the effect of a negative vote on any matter which may come before the meeting that requires the affirmative vote of a majority of all outstanding shares of our common stock.

How will a proposal or other matter that was not included in this proxy statement be voted upon by the proxy holders named in the proxy card if it comes up at the meeting?

The Board of Directors does not intend to bring before the meeting any matter other than the three specific proposals set forth in the Notice of Meeting accompanying this proxy statement, and has not received notice of, and is not aware of, any other matter that is to be presented by stockholders for action at the meeting.  If, however, any other matters or motions come before the meeting, it is the intention of the proxy holders to vote the proxy in accordance with their judgment on those other matters or motions, including any matters dealing with the conduct of the meeting.

What constitutes a quorum in order to conduct the meeting?

In order to transact business at the meeting a quorum must be present.  The presence, in person or by proxy, of a majority of our outstanding shares of common stock on the record date will constitute a quorum for the transaction of business at the meeting.  Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting for determining the presence of a quorum.

If I vote by proxy, how will my shares be voted?

Proxies properly and timely received will be voted at the meeting in accordance with your instructions.  With respect to the election of directors, you may vote for the nominee, or withhold your vote for the nominee.  You may vote for, against or abstain from voting with respect to the other proposals.

What happens if I return the proxy card without marking a vote?

If your proxy does not provide instructions, the shares represented by your proxy will be voted:

•	FOR the nominee proposed in this proxy statement;

•	FOR the proposal to amend the Plan; and

•	FOR ratification of the selection of Marcum to serve as our independent registered public accounting firm for the year ending December 31, 2011.

How can I change or revoke my vote after I submit my proxy?

Any proxy given by a registered stockholder may be revoked by the person giving it at any time prior to the exercise of the powers conferred in the proxy by:

•	delivering a written notice revoking the proxy to our Secretary, Jennifer E. Katsch, at 141 Rodeo Drive, Edgewood, New York 11717 or at the meeting;

•	delivering a duly executed proxy bearing a later date to our Secretary at the address set forth above or at the meeting;

•	entering a new vote over the Internet or by telephone until 1:00 a.m. Central Time on May 18, 2011, as discussed above under “How can I vote if I am the record owner of common stock;” or

•	voting in person at the meeting.

If your shares are held in “street name” by a bank, broker or other institution, you should check with that institution as to how to change your vote.

SECURITY HOLDINGS OF CERTAIN

STOCKHOLDERS, MANAGEMENT AND NOMINEES

The following table sets forth information as of April 15, 2011, the record date, with respect to the beneficial ownership of our common stock by:

•
each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each director and nominee to serve as a director;

•	each executive officer named in the Summary Compensation Table under the caption “Executive Compensation,” below; and

•	all current executive officers and directors as a group:

Beneficial Owner (1)	Shares Owned (2)		Percent of Class (3)
Kenneth A. Paladino Tii Network Technologies, Inc. 141 Rodeo Drive Edgewood, NY 11717	869,000	(4)	5.7%

Mark T. Bradshaw	225,430	(5)	1.5%

Lawrence M. Fodrowski	249,430	(6)	1.7%

James R. Grover, Jr.	171,904	(7)	1.2%

Charles H. House	314,070	(8)	2.1%

Brian J. Kelley	90,369	(9)	*

David E. Foley	307,787	(10)	2.1%

Jennifer E. Katsch	100,449	(11)	*

All executive officers and directors as a group (8 persons, including the foregoing)	2,328,439	(12)	14.5%
______________________
(1)	We understand that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to that owner.

(2)	Includes shares subject to stock options but only to the extent exercisable on or within 60 days after the record date.

(3)
Asterisk indicates that the percentage is less than one percent.  Percent of Class assumes the issuance of common stock issuable upon the exercise of stock options (to the extent exercisable on or within 60 days after the record date) held by the person but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(footnotes continued on following page)

(4)
Includes 258,333 shares of restricted stock issued to Mr. Paladino pursuant to the Plan, as to which shares Mr. Paladino has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of termination of his employment prior to vesting, and 519,000 shares subject to options held under an employee stock option plan.  See “Executive Compensation – Employment Agreement.”

(5)
Includes 20,000 shares of restricted stock issued to Dr. Bradshaw pursuant to the Plan, as to which shares Dr. Bradshaw has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service as a director prior to vesting, and 177,500 shares subject to options held under our non-employee director stock option plans.

(6)
Includes 20,000 shares of restricted stock issued to Mr. Fodrowski pursuant to the Plan, as to which shares Mr. Fodrowski has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service as a director prior to vesting, and 201,500 shares subject to options held under our non-employee director stock option plans.

(7)
Includes 20,000 shares of restricted stock issued to Mr. Grover pursuant to the Plan, as to which shares Mr. Grover has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service as a director prior to vesting, and 112,500 shares subject to options held under our non-employee director stock option plans.  As a result of his retirement immediately prior to the meeting, 13,667 of the 20,000 shares of restricted stock will be forfeited.

(8)
Includes 176,570 shares owned jointly with his wife, 20,000 shares of restricted stock issued to Mr. House pursuant to the Plan, as to which shares Mr. House has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service as a director prior to vesting, and 117,500 shares subject to options held under a non-employee director stock option plan.

(9)
Includes 20,000 shares of restricted stock issued to Mr. Kelley pursuant to the Plan, as to which shares Mr. Kelley has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service as a director prior to vesting, and 58,000 shares subject to options held under a non-employee director stock option plan.

(10)
Includes 60,834 shares of restricted stock issued to Mr. Foley pursuant to the Plan, as to which Mr. Foley has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of termination of his employment prior to vesting, and 200,000 shares subject to options held under an employee stock option plan.

(11)
Includes 28,334 shares of restricted stock issued to Ms. Katsch pursuant to our 2008 Equity Compensation Plan, as to which Ms. Katsch has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of termination of her employment prior to vesting, and 59,000 shares subject to options held under an employee stock option plan.

(12)
Includes 447,501 shares of restricted stock, as to which executive officers and directors have the right to vote but do not have present dispositive power as those shares are subject to potential forfeiture and 1,445,000 shares subject to options held by executive officers and directors under stock option plans.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and By-Laws provide that our Board of Directors (which we refer to as “our Board” or “the Board”) shall consist of a minimum of five and a maximum of nine directors, as determined by the Board, with the Board to be divided into three classes, designated Class I, Class II and Class III.  Our entire Board presently consists of six directors, with two directors in each class.  Each incumbent director was previously elected by our stockholders.  Our Board has determined to reduce its size to five members, with one Class II director.  James A. Grover, Jr., one of the two present Class II directors, will not stand for re-election at the meeting.  In the future, the Board may increase its size, in which event the first director elected would serve as a Class II director.

The term of office of our Class II directors continues until the meeting, the term of office of Class III directors continues until the 2012 Annual Meeting of our stockholders and the term of office of Class I directors continues until the 2013 Annual Meeting of our stockholders, and, in each case, until their respective successors are elected and qualified.  At each annual meeting, directors are chosen to succeed those in the class whose term expires at that meeting to serve until the third annual meeting following the election of the class and until their successors are elected and qualified.

The Nominating Committee of our Board of Directors has recommended to our Board, and our Board has selected, Charles H. House as its nominee for election at the meeting as Class II director.  Mr. House’s current term of office is scheduled to expire at the meeting.  Mr. House is a non-employee director and independent under the NASDAQ Marketplace Rules.  Unless otherwise directed, the proxy holders intend to cast all votes pursuant to proxies received for the election of Mr. House to serve as Class II director.  We refer to Mr. House as the “nominee.”

In the event that Mr. House should become unavailable or unable to serve for any reason, the holders of proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors.  We believe that Mr. House is available to serve as a director.

Background of Nominee for Class II Director

Charles H. House, 70, has served as a member of our Board since 2003 and as non-executive Chairman of our Board from September 2005 until May 2010.  Since November 2006, Mr. House has served as Executive Director of the MediaX Industry Affiliates program, as well as Senior Research Scholar, at Stanford University.  From March 2005 until October 2006, when he retired from Intel Corporation, a semiconductor chip maker, Mr. House served as Director of the Research Collaboratory at Intel.  He also served as Director of Societal Impact of Technology at Intel from July 1999 until October 2006.  Mr. House holds a Bachelor of Science degree in Solid-State Physics from California Institute of Technology, a Masters in Sciences degree in Electronics Engineering from Stanford University, a Masters in Arts degree in the History of Science and Technology from the University of Colorado and a Masters in Business Administration degree in Strategic Studies from the University of California at San Diego.  Prior to his service with Intel, Mr. House served as Executive Vice President of Communications Research of Dialogic Corp., a manufacturer of hardware and software enabling technologies for computer telephony systems (“Dialogic”), which was acquired by Intel; President of Dialogic’s wholly-owned subsidiary, Spectron Microsystems, Inc., which developed software for digital signal processing operating systems; and Chairman of the Board of Applied Microsystems Corporation, a company which created solutions to expedite the development, test and deployment of business and safety-critical embedded systems, assets of which were sold to Motorola, Inc.  Mr. House has been a director of Calibrus, Inc. since 2004 (and which became a reporting company with the Securities and Exchange Commission in 2009) and was a director of Coroware, Inc. from 2005 until September 2010.  Our Board’s conclusion that Mr. House should serve on our Board was based primarily on his extensive engineering and technology background and research and development leadership at project and program levels that enables us to consult with him on new product development matters, which we consider critical to our future growth, his executive business experience and his prior service as our non-executive Chairman which has provided him with additional insight into our products, product development and overall business.

Background of Directors Whose Terms of Office Continue After the Meeting

Class I Directors

Mark T. Bradshaw, Ph.D., 44, has been a member of our Board since 2003.  Since July 2009, Dr. Bradshaw has been an Associate Professor of Accounting at Boston College.  From July 2008 until June 2009, Dr. Bradshaw was Visiting Associate Professor of Business Administration at the University of Chicago Booth School of Business.  From 2005 until June 2008, Dr. Bradshaw was Associate Professor of Business Administration at Harvard Business School after having been an Assistant Professor from July 2000.  Dr. Bradshaw’s academic curriculum emphasizes business strategy, financial analysis, accounting analysis, forecasting and valuation, and he has performed extensive research focusing on financial reporting.  Dr. Bradshaw holds a Bachelor of Business Administration degree and a Masters in Accounting degree from the University of Georgia and a Doctorate Degree from the University of Michigan Business School.  Dr. Bradshaw is a Certified Public Accountant in Georgia.  Prior to his service in the academic field, Dr. Bradshaw had six years of experience in public accounting at Arthur Andersen & Co., where he performed and supervised audits of small and large, private and public companies.  Dr. Bradshaw has served on the Financial Accounting Standards Committee of the American Accounting Association, which responds to discussion papers, exposure drafts and other proposals by the FASB, IASB and SEC.  Our Board’s conclusion that Dr. Bradshaw should serve on our Board included his expertise in business strategy and accounting.

Brian J. Kelley, 59, was elected to our Board in April 2008 and has served as non-executive Chairman of our Board since May 2010.  Mr. Kelley has served as a Director of OEM Capital Corp., a technology focused investment banking firm, since November 2010.  From December 2006 until he joined OEM Capital Corp., Mr. Kelley was President of TAMCO Technology, a business development company focused on telecommunications asset management and financing solutions, specializing in technologies for VoIP and TDM-based business telephone systems and video conferencing solutions.  From January 1994 until August 2006, Mr. Kelley served as President and Chief Executive Officer of Cognitronics Corporation, a company that designed, manufactured and marketed voice processing systems.  Prior thereto, Mr. Kelley served in senior management positions with TIE Communications, Inc., a company engaged in the sale, installation and servicing of telecommunications products, services and software, from 1986 until 1994.  Mr. Kelley holds a Bachelor of Arts degree in Economics from the University of New Hampshire and a Masters in Business Administration degree from the University of Connecticut.  His over thirty years of leadership and management experience in telecommunications, the field in which we operate, were the primary factors that led our Board to conclude that Mr. Kelley should serve as a director.

Class III Directors

Lawrence M. Fodrowski, 62, has been a director since October 2001.  Since May 2004, Mr. Fodrowski has served as Vice President - Finance and Administration and Chief Financial Officer of Hylan Group, Inc., a fiber optic, cable and data communications installer and electrical contractor.  Mr. Fodrowski holds a Bachelor of Science degree in Accounting from Fordham University and is a Certified Public Accountant in New York.  Mr. Fodrowski brings to the Board an expertise in accounting gained through his education, over five years of experience at the public accounting firm of Peat Marwick, Mitchell & Co. LLP (predecessor to KPMG LLP) and his service as Chief Financial Officer of three companies, including a communications company equipment manufacturer, which were the primary factors that led our Board to conclude that Mr. Fodrowski should serve as a Board member.

Kenneth A. Paladino, 54, has been our President and Chief Executive Officer, and has served as a director since August 2006, after serving as our Vice President - Finance and Chief Financial Officer from September 2000, Treasurer from June 2001 and Chief Operating Officer from December 2004.  Mr. Paladino holds a Bachelor of Science degree in Accounting from Villanova University and is a Certified Public Accountant in New York.  Mr. Paladino contributes to the Board a deep understanding of our day-to-day operations, products, customer and supplier relations, business strategies, product development, overall needs, challenges and opportunities that he has gained in the positions he has held with Tii since joining us in September 2000.  As a result, our Board has concluded that Mr. Paladino should serve on the Board.

Directors’ Independence

Our common stock is listed for trading on the Capital Market of the NASDAQ Stock Market.  The Marketplace Rules of NASDAQ require that, in order to maintain our listing, among other things, a majority of our Board, and all members of each of our Audit, Compensation and Nominating Committees, subject to certain potential exceptions, be “independent directors,” as defined under those rules.  Our Board of Directors has determined that Mark T. Bradshaw, Lawrence M. Fodrowski, James R. Grover, Jr., Charles H. House and Brian J. Kelley, constituting five of the six members of our Board of Directors, are “independent directors,” as defined under NASDAQ’s Marketplace Rules.  In reaching its conclusion, our Board determined that these individuals do not have a relationship with our organization that, in the Board’s opinion, would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and do not have any of the specific relationships set forth in NASDAQ’s Marketplace Rules that would disqualify any of them from being considered independent directors.

Meetings of the Board of Directors

During the year ended December 31, 2010, our Board of Directors held seven meetings.  Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of all committees of the Board on which that director served that were held during the year.

Attendance at Stockholders Meetings

It is our policy that, absent extenuating circumstances, all members of the Board attend annual meetings of stockholders.  All members of our Board attended our 2010 Annual Meeting of Stockholders.

Board Leadership Structure

Our current Board leadership structure consists of a Chief Executive Officer and separate non-executive Chairman of our Board.  Kenneth A. Paladino, our President and Chief Executive Officer is responsible for the day to day leadership of Tii and its performance.  Brian J. Kelley, the current non-executive Chairman of our Board of Directors, consults with Mr. Paladino regarding agenda items for Board meetings; coordinates with Mr. Paladino the information provided to Board members; chairs executive sessions of the Board’s independent directors; acts as a liaison between our independent directors and our Chief Executive Officer with respect to certain issues considered at executive sessions of the independent directors; presides over meetings of the full Board; and performs such other duties as the Board deems appropriate.

From time to time, the independent directors meet in executive session without the participation of our Chief Executive Officer, currently the only director who is an executive officer and not independent.  Following an executive session of independent directors, the non-executive Chairman and, at times, one or more of the attending directors, provide specific feedback on issues to our Chief Executive Officer.

The Board believes that this structure is effective and facilitates its oversight role.  Although the Company believes its leadership structure is appropriate in the current circumstances, this structure is reviewed from time-to-time.

Board Role in Risk Oversight

The Board is involved in the oversight of risks that could affect the Company.  This oversight is conducted at the Board level and through committees of the Board, particularly the Audit Committee of the Board, which oversees our systems of internal control over financial reporting, accounting and legal compliance, and the Board’s Compensation Committee, which reviews compensation arrangements to ensure that they do not encourage unnecessary or excessive risk taking.  The Chairperson of each Committee reports to the Board on the activities of the respective Committee, including areas of risk.  While the Board and its Committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management.  We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces.

Committees of the Board

Our Board of Directors has Audit, Compensation and Nominating Committees.  The following table sets forth the current composition of the committees of our Board:

Name	Audit Committee	Compensation Committee	Nominating Committee
Mark T. Bradshaw	X	X Chairperson

Lawrence M. Fodrowski	X Chairperson		X

James R. Grover, Jr.		X	X

Charles H. House		X	X Chairperson

Brian J. Kelley	X	X	X

Committee Charters

The specific functions and responsibilities of each committee are set forth in its written charter adopted by the Board of Directors.  Each Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval.  A copy of each committee’s charter is available on our website at www.tiinetworktechnologies.com by clicking on “Investor Relations” and then clicking on the applicable charter.

Audit Committee

Each member of the Audit Committee meets the requirements for eligibility for audit committee membership under NASDAQ’s Marketplace Rules, including the independence requirements of Rule 10A-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  The Board of Directors has determined that Mr. Fodrowski is an audit committee financial expert, within the meaning of the rules and regulations of the Securities and Exchange Commission.

The functions of the Audit Committee include, in general:

•
overseeing both accounting and financial processes, the audits of our financial statements, our systems of internal control over financial reporting, accounting and legal compliance, the ethics standards that management and the Board has established, and our auditing, accounting and financial reporting processes generally;

•	the appointment, compensation, retention and oversight of our independent registered public accounting firm; and

•	pre-approving all audit and permissible non-audit services to be provided by our independent registered public accounting firm.

A report of the Audit Committee appears under the caption “Audit Committee Report,” below.  The Audit Committee met on five occasions during the year ended December 31, 2010.

Compensation Committee

The Compensation Committee is authorized, among other things, to:

•	determine salaries, bonuses and other compensation arrangements with respect to our executive officers;

•	grant and administer equity compensation awards under our present and future employee equity compensation plans; and

•	examine and make recommendations to the full Board of Directors with respect to employee benefit plans and arrangements for us and our subsidiaries.

The Compensation Committee met on two occasions during the year ended December 31, 2010.  The agenda for meetings of the Compensation Committee is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer and non-executive Chairman.  The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation.  The charter of the Compensation Committee grants the Committee the ability to retain and work with outside consultants and other advisors when necessary in the performance of its duties.  In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  In September 2010, our management retained the services of Comp-unications to provide our Chief Executive Officer with information concerning prevailing compensation at comparable companies for chief executive officers, chief financial officers and persons occupying comparable positions to our Vice Presidents.  Comp-unications provided an analysis using published surveys and proxy statements.  The analysis was used by our Chief Executive Officer for his recommendation to the Compensation Committee as to compensation for our Chief Financial Officer and Vice Presidents and was provided to the Compensation Committee for its consideration for determining the compensation of all officers, including our Chief Executive Officer. In November 2010, the Compensation Committee (which considered the recommendations by our Chief Executive Officer as to amounts for employees other than for him), determined to increase, by an average of approximately 3.1%, the annual base compensation of, and award bonuses for 2010 to, our executive officers and other Vice Presidents.  The Compensation Committee also awarded restricted stock to these persons, as well as to certain other employees.  The Compensation Committee’s determination to increase base compensation was made in light of the fact that the base compensation of our Chief Executive Officer, Chief Financial Officer and most Vice Presidents had not been increased for the past three years.  The bonuses were awarded in light of their efforts in the financial success and progress achieved by the Company in 2010 and the efforts of certain of our officers in connection with our acquisition of, and integration into our other areas of operation of, our new Copper Products Division.  See “Executive Compensation – Cash Compensation Table,” below.

Nominating Committee

The Nominating Committee is responsible for:

•
identifying qualified Board candidates and recommending their nomination for election to the Board, including recommending a slate of nominees for election to the Board at each annual meeting of stockholders; and

•	reviewing executive succession planning, including recommending procedures that will assure an orderly Chief Executive Officer transition when the need arises.

The Nominating Committee met on one occasion during the year ended December 31, 2010 as part of a meeting of the entire Board.

Director Nomination Process

Our Nominating Committee, consisting exclusively of independent directors under NASDAQ’s Marketplace Rules, recommends to the full Board nominees to serve as directors.

The Committee will consider nominees to serve on our Board that are recommended by stockholders, as well as by directors, officers and others.  While the Committee makes recommendations for director nominations, final approval rests with the full Board.  Although it may do so in the future, the Committee has not in the past retained or paid any third party to assist in identifying and evaluating nominees.

The Committee has not established specific minimum qualifications, or specific qualities or skills, for prospective nominees.  The Committee will consider, among other things, a potential nominee’s financial and business experience, educational background, diversity, understanding of our business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board.  Although we do not have a formal diversity policy, when considering a prospective nominee, the Committee will take into account diversity of skills, experience and other qualities that can contribute to the success of Tii.  No weight is assigned to any of the factors and the Committee may change its emphasis on certain of these factors from time to time in light of our needs at the time.  The Committee will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board and, in addition, in the case of incumbent directors, the director’s past attendance at, and participation in, Board meetings and his or her overall contributions to the Board.  Evaluations of candidates involve a review of background material supporting the criteria described above, internal discussions within the Nominating Committee and interviews with a candidate, as appropriate.  Upon selection of a qualified candidate, the Nominating Committee recommends a candidate for consideration by the full Board.

A stockholder seeking to recommend a prospective nominee should submit the recommendation to the Nominating Committee of the Board of Directors, Tii Network Technologies, Inc., 141 Rodeo Drive, Edgewood, New York 11717, Attention:  Secretary, within the time frame described in the third sentence under the caption “Miscellaneous – Stockholder Proposals,” below.  The recommendation should include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named as a nominee in our proxy statement relating to the stockholder vote on his or her election and to serving as a director if elected.  The recommendation must also include all information that would be required to be disclosed concerning the nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, the information required by Items 103, 401, 403 and 404 of Regulation S-K of the Securities and Exchange Commission.  In addition, the stockholder recommending the proposed nominee must provide the recommending stockholder’s name, address and number of shares of our common stock owned by the recommending stockholder as they appear on our stockholder records and the length of time the shares have been owned by the recommending stockholder or, if held in “street name,” a written statement from the record holder of the shares confirming the information concerning the stock ownership of the recommending stockholder, and whether the recommendation is being made with or on behalf of one or more other stockholders and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made.

Stockholder Communications with Directors

Stockholders may communicate directly with our Board of Directors or one or more specific directors by sending a written communication to:  Board of Directors or the specific director, c/o Secretary, Tii Network Technologies, Inc., 141 Rodeo Drive, Edgewood, New York 11717.  Our Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to our business, industry, management, the Board, a Board committee or a Board member.  Our Secretary will make all communications not specifically addressed to any one director available to each member of the Board at the Board’s next regularly scheduled meeting.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Ethics and Conduct that applies to all of our directors, officers and employees, which is supplemented by a Code of Ethics for Senior Financial Officers that additionally applies to our Chief Executive Officer and senior financial officers.  Copies of these codes are available on our website at www.tiinetworktechnologies.com by clicking on “Investor Relations” and then clicking on the applicable code.

Audit Committee Report

Management has the primary responsibility for our financial reporting process, including our financial statements, while the Audit Committee is responsible for overseeing our accounting, auditing and financial reporting practices, and our independent registered public accounting firm has the responsibility for auditing our annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report on those financial statements.  In fulfilling our oversight responsibility with respect to our company’s financial statements for the year ended December 31, 2010, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2010 with management and Marcum, our independent registered public accounting firm;

•
Discussed with Marcum the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from Marcum required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence, and also discussed Marcum’s independence with Marcum (see “Ratification of the Selection of Independent Registered Public Accounting Firm,” below).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2010 be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

Respectfully, Lawrence M. Fodrowski, Chairperson Mark T. Bradshaw Brian J. Kelley

Executive Officers

In addition to Kenneth A. Paladino, the following are our current executive officers:

Jennifer E. Katsch, 35, joined us as Vice President of Finance, Treasurer and Chief Financial Officer in November 2006.  Prior to joining us, Ms. Katsch served as Senior Manager of Financial Reporting for NBTY, Inc., a manufacturer, marketer and retailer of nutritional supplements, from March 2006.  Prior thereto, Ms. Katsch was employed from December 1996 until March 2006 by KPMG LLP, an independent registered public accounting firm, most recently serving as Audit Senior Manager on clients in the information, communications and entertainment industry.  Ms. Katsch is a Certified Public Accountant in New York.

David E. Foley, 47, joined us in November 2005 and has been Vice President – Technology Development since February 2007.  Prior to joining us, Mr. Foley served as President and Chief Operating Officer of Antex Electronics Corporation, a company specializing in satellite equipment and custom high technology development, from October 2000 to November 2005 after serving as its Vice President of Engineering from December 1996.  Mr. Foley holds Bachelor of Science and Masters degrees in Electrical Engineering from Purdue University.

Officers hold office until their successors are chosen and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board.

Required Vote

A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors will elect directors.  The Board of Directors recommends that stockholders vote FOR Charles H. House to serve as Class II director.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE 2008 EQUITY COMPENSATION PLAN

Our Board of Directors has adopted, subject to stockholder approval at the meeting, an amendment to our 2008 Equity Compensation Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares.  We refer to the 2008 Equity Compensation Plan as the “Plan.”  As noted below, only 34,500 shares presently remain available for future awards and grants assuming all outstanding shares of restricted stock vest and are not forfeited.

The Plan is designed to provide an incentive to, and enable us to provide additional inducement in obtaining the services of, employees, including directors and officers who are employees, and directors of, and consultants to, us and our subsidiaries.  The ability to grant awards under the Plan has also been helpful in enabling us to consummate acquisitions.  Our Board believes that the availability of stock-based incentives fosters the interests of both our stockholders and our employees, directors, officers and consultants by creating a mutuality of interest in pursuing our long-term growth and financial success.  In addition, by allowing participation in our success, we are better able to attract, retain and reward quality employees, directors, officers and consultants while providing an alternative to higher cash compensation that we would be required to pay to remain competitive in seeking and retaining talent.

The following is a summary of certain material features of the Plan:

Shares Subject to the Plan

Of the 1,000,000 shares originally subject to the Plan, at April 20, 2011, 965,500 shares of restricted stock were outstanding, of which 173,666 shares have vested, leaving 34,500 shares of common stock presently available for future awards and grants (see “Types of Awards,” below), subject to adjustment, as discussed below under “Adjustment in Event of Capital Changes.”  The shares may be authorized but unissued, or treasury, shares.  Upon the expiration, forfeiture, cancellation or termination of an award that is unexercised or unsettled, the shares subject to that award again become available for the grant of the same or different type of award under the Plan.

Limitation on Amount of Individual Awards

The Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).  To this end, among other things, the Plan limits the aggregate number of shares of our common stock that may be awarded to any one employee, whether as stock options, stock appreciation rights, restricted stock and/or restricted stock units, during any calendar year under the Plan to 250,000 shares.  We refer to this as the “162(m) Maximum.”

Administration

The Plan is to be administered by our Board of Directors or a committee of the Board, presently the Board’s Compensation Committee.  For purposes of the following discussion, we refer to the Board and Committee administering the Plan collectively as the “Committee.”  Subject to the express provisions of the Plan, the Committee has authority to make all determinations necessary or advisable for administering the Plan, including, making awards and establishing the terms and conditions of awards as long as permitted under, and not inconsistent with, the Plan.  Among other things, the Committee has authority to determine the employees, directors, officers and consultants to whom awards are granted, the type and term of each award; the number of shares of common stock subject to an award; the exercise price of each option and the base value of each stock appreciation right; the form of payment of the exercise price of an option; whether and under what conditions to subject all or a portion of the grant, vesting or exercise of an award or the shares acquired pursuant to the exercise or settlement of an award, including the fulfillment of restrictions or contingencies (which may relate to continuous service to us for a period of time or the fulfillment of performance goals) and to determine whether those restrictions or contingencies have been met; whether to accelerate the date of exercise, vesting or settlement of any award or installment; and whether, with the consent of the holder of an award, to cancel or modify an award.  The Committee also has discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility and Participation

Awards may be made to employees, including officers and directors who are employees, and directors of, and consultants to us, any of our subsidiaries or any parent of us.  As of April 15, 2011, we and our subsidiaries had 75 employees and five non-employee directors who were eligible to receive awards under the Plan.  Each is entitled to receive any type of award permitted under the Plan, except that only employees are entitled to be granted stock options that qualify as “incentive stock options.”  We refer those receiving awards under the Plan as “participants,” and, sometimes in the case of those granted options, “optionees.”

Types of Awards

The Plan provides that the Committee may grant awards to participants in the form of:

•	options, which may be either:

➢	“incentive stock options” which provide the optionee with possible favorable tax treatment (which we refer to as “ISOs”); or

➢	“nonqualified stock options,” which do not qualify as ISOs (which we refer to as “NQSOs”);

•	stock appreciation rights (which we refer to as “SARs”);

•	restricted stock; and

•	restricted stock units (which we refer to as “RSUs”).

Stock Options.  Stock options afford the optionee the right to acquire a number of shares of our common stock during the term of the option by paying the option exercise price, each of which is fixed at the date of grant of the option.  Each grant of an option is to be made by the Committee on terms and conditions established by it but which may not be inconsistent with the Plan.  In that regard, the Plan requires that:

•
The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date of grant or 110% of the fair market value of our common stock in the case of an ISO granted to an optionee who owns, or is deemed to own, more than 10% of the combined voting power of us, our subsidiaries and parents.

•
The term of an option may not exceed ten years or five years in the case of an ISO granted to an optionee who owns, or is deemed to own, more than 10% of the combined voting power of us, our subsidiaries and parents.

•
The aggregate fair market value of shares with respect to which ISOs may be granted to any one employee which are exercisable for the first time during any calendar year may not exceed $100,000 or such other limitation as may be applicable under the Code at the time of grant of the ISO.  Otherwise, the option will become exercisable on such basis as the Committee determines.

•
The exercise price of each option is payable upon exercise of the option in cash or by certified or bank cashier’s check, or, if the Committee permits, subject to certain conditions, in shares of our common stock having a fair market value on the date of exercise of the option equal to the exercise price of the option, through a broker-assisted cashless exercise or a combination of the permitted methods.

•	Except as may otherwise be provided in the option contract to be entered into by the optionee related to the option:

➢
If the optionee’s relationship with us as an employee, director or consultant is terminated for any reason, other than disability or death, the option may be exercised, to the extent exercisable at the time of termination of the relationship, at any time within three months thereafter, but in no event after the expiration of the term of the option; provided that if the relationship is terminated either for cause or without our consent, the option will terminate immediately;

➢
An optionee whose relationship with us is terminated by reason of disability may exercise the option, to the extent exercisable at the time of the termination, at any time within one year thereafter, but not after the expiration of the term of the option; and

➢
In the case of the death of an optionee while an employee, director or consultant, within three months after the termination of his or her relationship (other than for cause or without our consent) or within one year after termination of the relationship by reason of disability, the optionee’s legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, at any time within one year after the date of death, but in no event after the expiration of the term of the option.

Stock Appreciation Rights.  A SAR entitles the participant, after exercise of the SAR by the participant and upon settlement, to receive a payment equal to the excess of the fair market value of our common stock on the date of exercise over the base price of the SAR, multiplied by the number of SARs being exercised.  We refer to this net amount as the “SAR Value.”  The SAR Value is payable in cash, in shares of our common stock or in a combination of those methods, as determined by the Committee, either at the time of the award or, as otherwise provided in the award contract.  Each grant of a SAR is to be made by the Committee on the terms and conditions established by it but which may not be inconsistent with the Plan.  In that regard, the Plan requires that:

•	The base price of a SAR may not be less than 100% of the fair market value of our common stock on the date of grant .

•	The term of a SAR may not exceed ten years.

•
Unless otherwise provided in the SAR contract to be entered into by the participant related to the SAR, the same rules applicable to termination and exercise of options (described in the last bullet above in “- Stock Options,” above) also apply to SARs.

The Committee may provide for or permit a deferred payment of the SAR Value at a date later than exercise of a SAR, in which case the SAR will be subject to Section 409A of the Code, on such basis as may be set out in the SAR contract.

Restricted Stock.  A restricted stock award consists of shares of our common stock that we issue subject to restrictions on transfer and with vesting requirements, each as determined by the Committee.  Each restricted stock award is to be made by the Committee on terms and conditions established by it but which are not in consistent with the Plan.  Except as may otherwise be provided in the restricted stock contract related to the award, the participant is not required to pay us for the shares (except for applicable tax withholding) other than the rendering of services.  Unless the Committee determines otherwise, certificates evidencing the restricted stock will be held in escrow until the lapse of the services time period or performance goal is attained.

Although a participant who has been awarded restricted stock may not transfer the shares until vested, unless the restricted stock contract related to the award provides otherwise, the participant will be entitled to exercise voting rights, and receive all dividends and other distributions, with respect to all unvested restricted stock held by him or her.  Any stock dividends will be subject to the same restrictions that apply to the restricted stock issued.

Restricted stock may be subject to such vesting requirements, restrictions and conditions as the Committee determines are appropriate.  Vesting requirements may be based on the continued service of the participant for specified time periods and/or the attainment of a specified performance goal established by the Committee.  The performance goals may be based on our or the participants’ performance with targets set by the Committee.  In the case of an award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may waive all or any part of the performance goals.

Unless the Committee specifies otherwise in the restricted stock award contract, the restricted stock is forfeited if the participant terminates service before the restricted stock vests or if applicable terms, conditions or performance goals are not met by the end of the restriction period.  The Committee may provide in the award contract for vesting of the restricted award in connection with the termination of a participant’s employment or service on such basis as the Committee deems appropriate, including, without limitation, any provisions for vesting at death, disability, other cessation of employment or service or a change in control of us.

Restricted Stock Units.  Each RSU entitles the participant, after vesting and upon settlement, to receive a payment, without any payment (other than required tax withholding amounts), equal to the fair market value of one share of our common stock.   The payment is made in cash, in shares of our common stock or in a combination of those methods, as determined by the Committee, either at the time of the award or, as otherwise provided in the award contract.  Each RSU is to be made by the Committee on terms and conditions established by it but which are not inconsistent with the Plan.  Except as may otherwise be provided in the RSU award contract related to the award, the participant is not required to pay us for the award or settlement of the RSU (except for applicable tax withholding) other than the rendering of services.

Participants receiving RSUs do not have any of the rights of a shareholder (including the right to vote the shares underlying the RSU award).  Unless the RSU contract related to the award provides otherwise, the participant will not be entitled to dividends payable in cash or in property.  Any dividends or distributions made in our common stock with respect to the shares underlying the RSU awards will be treated as an addition to the RSU award and will be subject to the same restrictions that apply to the RSU award.

RSUs may be subject to such vesting requirements, restrictions and conditions as the Committee determines are appropriate.  Vesting requirements may be based on the continued service of the participant for specified time periods and/or on the attainment of a specified performance goal established by the Committee.  The performance goals may be based on our or the participants’ performance with targets set by the Committee.  In the case of an award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may waive all or any part of the performance goals.

Unless the Committee specifies otherwise in the RSU award contract, the restricted stock unit Award is forfeited if the participant terminates service before the RSUs vest or if applicable terms and conditions have not been met by the end of the restriction period.  The Committee may provide in the award contract for vesting of the RSU award in connection with the termination of a participant’s employment or service on such basis as the Committee deems appropriate, including, without limitation, any provisions for vesting at death, disability, other cessation of employment or service or a change in control of us.

Performance Measures

Section 162(m) of the Code limits the amount we may deduct as compensation expense related to certain individuals with respect to compensation that is not “performance-based compensation”.  While stock options and SARs granted under the Plan are designed to be “performance-based compensation” under Section 162(m) of the Code regardless of whether they contain performance goals, individual restricted stock and RSU awards will only be entitled to be excluded from the deduction limitation under Section 162(m) of the Code if they, among other things, contain performance goals.  See “– Tax Treatment of Awards,” below.

The Committee is authorized to condition any type of award on one or more performance measures or goals set by it in its discretion for each performance award.  For purposes of the Plan, performance goals may be particular to a participant; may relate to the performance of a subsidiary, operating segment, division, branch, strategic business unit, or line of business, which employs the participant; or may be based on the performance of our company generally.  Performance goals may be based on our common stock value or increases therein; earnings per share or earnings per share growth; net earnings, earnings, or earnings growth (before or after one or more of interest, taxes, depreciation and/or amortization); operating profit; operating cash flow; operating or other expenses; operating efficiency; return on equity, assets, capital, or investment; sales or revenues or growth thereof; working capital targets or cost control measures; regulatory compliance; gross, operating, or other margins; credit ratings; productivity; customer satisfaction; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet or income statement objectives; quality measures; and any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items, special charges, and/or accounting changes), or implementation, management, attainment of a specific objective, or completion of critical projects or processes or other measurements determined by the Committee.  Performance goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.  Performance goals may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof.  Each of the performance goals shall be determined, where applicable, and, except as provided herein or in the applicable award contract, in accordance with generally accepted accounting principles applied in the United States of America.

Subject to any limitations under Section 162(m) of the Code in the case of an award intended to qualify as “performance-based compensation” under Section 162(m), the Committee may adjust any performance goal and any evaluation of performance under a performance goal to take into account any of the following events that occurs during a performance period:  (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any non-recurring items or any extraordinary items as described in Accounting Principles Board Opinion No. 30 (or in any replacement thereof) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our company’s annual report on Form 10-K for the applicable year.  In addition, in the case of an award not intended to qualify as “performance-based compensation” under Section 162(m), the Committee, at any time, may adjust any performance goal and any evaluation of performance under a performance goal on such basis and for such reason as it may determine. Prior to the payment of any compensation under an award intended to qualify as “performance-based compensation” under Section 162(m), the Committee will determine and certify the extent to which any performance goal and any other material terms under such award have been satisfied.

Transferability

No award granted under the Plan may be transferred other than by will or the laws of descent and distribution, and options and SARs may be exercised, during the lifetime of the participant, only by the participant or his or legal representatives.

Adjustment in the Event of Capital Changes

In the event of any change in our outstanding common stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization, merger in which we are the surviving corporation, spin-off, split-up, exchange of shares or the like which results in a change in the number or kind of shares of our common stock which were outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the exercise price of each outstanding option and the base value of each outstanding SAR, the aggregate number and kind of shares subject to each outstanding award and to the Plan, and the 162(m) Maximum, are to be appropriately adjusted by our Board to preserve the actual or potential inherent economic value of an award.

Effect of Certain Transactions

Subject to compliance with Section 409A of the Code, if applicable, unless the Committee shall determine otherwise, in the event of

•	our liquidation or dissolution or

•
 a transaction or series of related transactions that is approved by a majority of the members of our Board of Directors who were elected by stockholders prior to the first of the related transactions (including, without limitation, a merger, consolidation, sale of stock by us or our stockholders, tender offer or sale of assets) and in which either:

➢
the voting power in the election of directors generally of our voting securities outstanding immediately prior to the transaction cease to represent at least 50% of the combined voting power in the election of directors generally of us or the surviving entity outstanding immediately after the transaction, or

➢	the registration of our common stock under the Securities Exchange Act of 1934 is terminated then, unless other provision is made therefor in the transaction, the Plan and each outstanding option or SAR shall terminate, each outstanding share of restricted stock shall be deemed fully vested and each outstanding RSU shall be deemed fully vested and settled.

Term, Termination and Amendment

No award may be granted under the Plan after April 2, 2018.  Our Board of Directors may at any time terminate, suspend or amend the Plan.  The power of the Committee to construe and administer awards granted under the Plan prior to any termination or suspension of the Plan will continue after the termination and during its suspension.  Without stockholder approval, no amendment may be made which would:

•
except for anti-dilution adjustments (see “- Adjustment in the Event of Capital Changes,” above), increase the maximum number of shares of common stock for which awards may be granted under the Plan or the 162(m) Maximum,

•	change the eligibility requirements to receive awards, or

•	make any change for which applicable law or any applicable requirements of any national securities exchange on which our common stock is listed or quoted requires stockholder approval.

No termination, suspension or amendment of the Plan may, without the consent of the participant, adversely affect the participant’s rights under any award granted under the Plan.

Recent Market Price of Our Common Stock

The closing price of our common stock on the NASDAQ Capital Market on April 15, 2010 was $2.79 per share.

Miscellaneous

No award may vest or be exercised unless either (a) a registration statement under the Securities Act of 1933, as amended, is then effective and current with respect to the shares or (b) in the opinion of our counsel, there is an exemption from registration under the Securities Act for the issuance of the shares.  As a further condition, we may require that the shares underlying the award be listed for trading on any securities market on which our common stock is traded and have been appropriately registered or qualified under applicable state securities laws, and that any necessary or desirable governmental approval or consent has been obtained.  We have filed a registration statement under the Securities Act, covering the issuance of shares already approved for issuance by stockholders under the Plan and intend to file an additional registration statement covering the additional shares proposed in this proxy statement for issuance under the Plan assuming stockholder approval of this proposal.

Tax Treatment of Awards

The following is a general summary of the federal income tax consequences under current tax law with respect to awards under the Plan.  It does not purport to cover all of the special rules, such as the exercise of an option with previously-acquired shares or the state or local income or other tax consequences inherent in the grant, vesting and exercise of awards and the ownership and disposition of the underlying shares.

Incentive Stock Options.  An ISO results in no compensation income to the participant or deduction to us at the time it is granted or exercised.  The excess of the fair market value of our common stock acquired over the option exercise price, however, increases the alternative minimum taxable income of the participant.

If the participant holds the common stock acquired upon exercise of an ISO for at least two years from the grant date and one year from the exercise date, then the gain realized on disposition of the common stock is treated as a long-term capital gain.  If the common stock is disposed of within either of these periods (which is called a “disqualifying disposition”), then the participant will include in income, as compensation for the year of the disqualifying disposition, an amount equal to the excess, if any, of the fair market value of the common stock at the date of exercise of the option over the option exercise price or, if less, the excess of the amount realized upon disposition of the common stock over the option exercise price.  In the case of a disqualifying disposition, subject to applicable provisions of the Code, we will be entitled to a deduction for federal income tax purposes in the year of the disqualifying disposition in an amount equal to the amount includible in the participant’s income as compensation.

The participant’s tax basis in the common stock acquired upon exercise of an ISO is equal to the option exercise price paid plus any amount included in his or her income as compensation a result of a disqualifying disposition.  Any gain (or loss) upon the disposition by the participant of the shares, equal to the difference between the amount realized on the disposition and his or her basis in the shares, will be a long-term or short-term gain (or loss), depending upon whether the shares have been or have not been held for more than twelve months from the date of exercise of the option.  We will not be entitled to any deduction for federal income tax purposes upon a disposition which is not a disqualifying disposition.

Non-Qualified Stock Options.  A NQSO results in no compensation income to the participant or deduction to us at the time it is granted.  A participant exercising a NQSO will, at that time, recognize compensation income in the amount of the excess of the fair market value of the shares on the date of exercise over the option exercise price.  Subject to applicable provisions of the Code, we will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the amount includible in the participant’s income as compensation.

The participant’s tax basis in the common stock acquired upon exercise of NQSO is equal to the option exercise price paid plus the amount included in his or her income as compensation as a result of the exercise of the option.  Any gain (or loss) upon the disposition by the participant of the shares, equal to the difference between the amount realized on the disposition and his or her basis in the shares, will be a long-term or short-term gain (or loss), depending upon whether the shares have been or have not been held for more than twelve months from the date of exercise of the option.  We will not be entitled to any deduction for federal income tax purposes upon that disposition.

Stock Appreciation Rights.  A SAR results in no compensation income to the participant or deduction to us at the time it is granted.  A participant exercising a SAR with an immediate (as opposed to a deferred) settlement will, at that time, recognize compensation income in the amount of the SAR Value (whether paid in cash and/or shares of our common stock).  Subject to applicable provisions of the Code, we will be entitled to a deduction for federal income tax purposes in the year of exercise of the SAR in an amount equal to the amount includible in the participant’s income as compensation.  Upon the deferred settlement of a SAR, the participant will recognize compensation income in the amount of the SAR Value (whether paid in cash and/or shares of our common stock and as adjusted for any post-exercise earnings or loss), and we will be entitled to a deduction for federal income tax purposes in the year of settlement equal to the amount includible in the participant’s income as compensation as a result of the settlement.

Where shares of our common stock are paid in settlement of a SAR, the participant’s tax basis in those shares is equal to the amount includible in his or her income as compensation with respect to the shares received.  Any gain (or loss) upon the disposition by the participant of the shares, equal to the difference between the amount realized on the disposition and his or her basis in the shares, will be a long-term or short-term gain (or loss), depending upon whether the shares have been or have not been held for more than twelve months from the date of settlement (whether immediate or deferred).  We will not be entitled to any deduction upon that disposition.

Restricted Stock.  The participant will recognize compensation income equal to the fair market value of the restricted stock, less any amount paid for the shares, at the time the restrictions on vesting or transferability of the shares lapse.  However, the participant may instead elect to recognize compensation income equal to the fair market value of the restricted stock on the date of grant of the award, less any amount paid for the shares, by making an election pursuant to Section 83(b) of the Code within 30 days of the date of grant of the award.  We will be entitled to a deduction for federal income tax purposes in the year the participant recognizes the related compensation income in an amount equal to the amount includible in the participant’s income as compensation.

The participant’s tax basis in the common stock acquired is equal to the income includible in his or her income as compensation plus any amount he or she is required to pay for the shares.  Any gain (or loss) upon the disposition by the participant of the shares, equal to the difference between the amount realized on the disposition and his or her basis in the shares, will be a long-term or short-term gain (or loss) depending upon whether the shares have been or have not been held for more than twelve months from the date as of which the participant recognizes ordinary income.  We will not be entitled to any deduction upon that disposition.

RSUs.  A RSU results in no compensation income to the participant or deduction to us at the time it is granted.  Upon settlement of a RSU award, a participant will recognize compensation income in the amount of the cash paid (and/or the fair market value of the common shares issued) to settle the award.  We will be entitled to a deduction for federal income tax purposes in the year the participant recognizes the related compensation income in an amount equal to the amount includible in the participant’s income as compensation.

Withholding Taxes.  Withholding is required when the participant recognizes any compensation income with respect to an award except with respect to compensation income on a disqualifying disposition of shares acquired upon exercise of an ISO.  We may withhold, or agree to withhold, cash, or, with the consent of the Committee, shares of our common stock having an aggregate fair market value at the time of the withholding, or a combination of cash and shares, equal to the amount which the Committee determines is necessary to meet our obligation to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant, vesting, exercise, settlement or disposition of an award.  Alternatively, we may require the participant to pay us all withholding amounts in cash.

Section 162(m).  Section 162(m) of the Code generally disallows federal income tax deductions with respect to compensation in excess of $1,000,000 in any taxable year paid to a public company’s Chief Executive Officer and four other highest compensated executives.  Compensation that qualifies as “performance-based compensation,” however, is excluded from the $1,000,000 deductibility limitation.

The Plan is designed so that options and SARs granted thereunder will qualify as “performance-based compensation” and restricted stock and RSUs may qualify as “performance-based compensation” if entitlement to the award is based on the achievement of objective performance goals set by the Committee.  See “ – Performance Measures,” above.

Sections 280G and 4999.  Section 280G of the Code disallows deductions for excess parachute payments and Section 4999 of the Code imposes excise taxes on persons who receive excess parachute payments.  A parachute payment is the present value of any compensation amount that is paid to “disqualified individuals” (such as our and our subsidiaries’ officers and highly paid employees) that are contingent upon or paid on account of a change in control – but only if such payments, in the aggregate, are equal to or greater than 300% of the participant’s taxable compensation paid by us averaged over the five calendar years ending before the change in control (or over the participant’s entire period of service if that period is less than five calendar years).  This average compensation is called the participant’s “Base Amount.”  An excess parachute payment is the amount by which the aggregate parachute payments exceed the participant’s Base Amount.

Some participants in the Plan could, as a result of employment agreement and severance agreements or change in control provisions in an award, receive parachute payments in connection with a change in control.  If this happens, the value of each participant’s parachute payment as a result of awards under the Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or arrangements with us or our subsidiaries, such as an employment agreement or a change in control agreement.  If the participant is a disqualified individual and has an excess parachute payment, the participant must pay an excise tax equal to 20% of the participant’s excess parachute payment.  This tax is due in addition to other federal, state and local income and employment taxes.  Also, neither we nor any of our subsidiaries would be able to deduct the amount of any participant’s excess parachute payment, and the $1,000,000 limit on deductible compensation under Section 162(m) of the Code, discussed above, would be reduced by the amount of any excess parachute payment.

Section 409A.  Section 409A of the Code imposes certain restrictions on amounts deferred under deferred compensation plans and an additional 20% tax imposed on the participant on amounts that are subject to, but do not comply with, Section 409A.  Section 409A of the Code includes a broad definition of deferred compensation, which includes certain types of equity incentive compensation.  Any compensation subject to Section 409A must, among other things, meet election timing and payment timing requirements.  Failure to meet these requirements causes the deferred compensation to be taxed when it vests, to be subject to an additional 20% federal tax and to be subject to interest on the underpayment from the year the compensation vests.  Under current Internal Revenue Service guidance, certain awards to certain participants under the Plan are excluded from treatment as deferred compensation to which Section 409A applies.  These excluded awards for certain participants include options under which shares of our common stock are issued, SARs under which shares of our common stock are issued (or cash in lieu thereof), restricted stock and RSUs that are settled immediately upon vesting.  Certain other awards under the Plan could be treated as deferred compensation to which Section 409A applies; and, in that case, it is generally our intent that the award be designed to comply with the election timing, payment timing and other requirements of Section 409A.  The Committee may amend the Plan, without stockholder approval, in order for awards to be exempt from, or comply with, the requirements of Section 409A of the Code.

Equity Compensation Plans

Information with respect to securities issued and available for issuance under existing equity compensation plans is set forth under the caption the “Executive Compensation - Equity Compensation Plans,” below.

Plan Benefits

The grant of awards under the Plan is within the discretion of the Committee.  No determinations have been made as to the types or amounts of awards that may be granted to any individual under the Plan in the future.  Since persons to whom awards may be made are to be determined from time to time by the Committee in its discretion, we are unable to determine future awards, that may be granted under the Plan.

The following table sets forth the number of shares underlying restricted stock awards (the only type of awards granted under the Plan) that were granted under the Plan during the year ended December 31, 2010 to:

•	all current executive officers as a group;

•	all other employees, including current officers who are not executive officers; and

•	all non-employee directors (which were granted in lieu of options under our 2003 Non-Employee Director Stock Option Plan discussed under “Executive Compensation – Director Compensation”):

Category of Optionee	Dollar Value ($) (1)	Number of Shares
Executive officers as a group (the 3 persons named in the Summary Compensation Table) (2)	120,625	62,500

Other employees as a group (10 persons)	397,075	227,500

Non-employee directors as a group (5 persons, including the directors named in the Director Compensation Table) (3)	143,000	100,000
____________________
(1)	The dollar value is equal to the closing price of our common stock on the NASDAQ Stock Market on the date of grant of the restricted stock award.

(2)	See “Executive Compensation – Summary Compensation Table; Outstanding Equity Awards at Fiscal Year-End.”

(3)	See “Executive Compensation – Director Compensation; Director Outstanding Awards at Fiscal Year-End.”

The foregoing table does not give effect to potential forfeitures nor does it include any dollar value that may arise from a future increase in the market value of our common stock.

Required Vote

Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of our common stock present, in person or represented by proxy, at the meeting and entitled to vote on the proposal.  Our Board of Directors recommends a vote FOR approval of Proposal 2.

PROPOSAL 3:

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Marcum LLP has been appointed by the Audit Committee of our Board of Directors to continue to serve as our independent registered public accounting firm for the year ending December 31, 2011, subject to ratification at the meeting by our stockholders.  We refer to Marcum LLP as “Marcum.” Marcum has served as our independent registered public accounting firm since July 2008.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Marcum for services rendered to us with respect to the fiscal years ended December 31, 2010 and 2009, respectively:

Fee Category	Fiscal 2010	Fiscal 2009
Audit Fees	$213,830	$188,000

Marcum did not perform any services for us other than audit services during 2010 or 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The policy of the Audit Committee of our Board of Directors is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year for services set forth in an engagement letter approved by the Audit Committee or its Chairperson and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  All of the services provided by Marcum during the years ended December 31, 2010 and 2009 were pre-approved by the Audit Committee or its Chairperson.  If approved by the Chairperson, his decision was reported to the full Audit Committee at its next scheduled meeting.  Our independent registered public accounting firm and management are required to periodically report to the Audit Committee or its Chairperson regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval process and the fees for the services performed to the date of the report.  The Audit Committee or its Chairperson may also pre-approve particular services on a case-by-case basis.

Effect of Ratification

Our Board proposes that the stockholders ratify the Audit Committee’s selection of Marcum as our independent registered public accounting firm for the year ending December 31, 2011.  If the resolution ratifying the selection of Marcum as our independent registered public accounting firm is adopted by stockholders, the Audit Committee nevertheless retains the discretion to select different auditors should it then deem it in our interests.  Any future selection need not be submitted to a vote of stockholders.

Availability of Marcum at the Meeting

Marcum has indicated to us that it intends to have a representative present at the meeting who will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative so desires.

Required Vote

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required to ratify the selection of Marcum as our independent registered public accounting firm.  Our Board of Directors recommends a vote FOR Proposal 3.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2010 and 2009, information concerning the compensation of our Chief Executive Officer and of our two most highly compensated executive officers (other than our Chief Executive Officer) who were serving at December 31, 2010.  We refer to these individuals as the “named executive officers.”  No other individual would have been one of our two most highly compensated executive officers but for the fact that the person was not serving at December 31, 2010.

		Salary	Bonus	Stock Awards (1)	All Other Compen- sation (2)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Kenneth A. Paladino	2010	301,308	140,000	57,900	8,800	508,008
President and Chief Executive Officer (3)	2009	300,000	-	96,800	8,800	405,600

David E. Foley	2010	195,785	65,000	43,425	6,600	310,810
Vice President	2009	195,000	-	69,650	6,600	271,250

Jennifer E. Katsch	2010	160,654	40,000	19,300	6,419	226,373
Chief Financial Officer	2009	160,000	-	33,250	6,400	199,650

____________________
(1)	Represents the award date market value of the awards computed in accordance with Statement of Financial Accounting Standards (“FASB”) ASC Topic 718, excluding the effects of estimated forfeitures.

(2)	All other compensation represents our matching contribution under our 401(k) deferred compensation plan.

(3)	See “Employment Agreement with Kenneth A. Paladino,” below.

Narrative Discussion of Named Executive Officers’ Compensation

Employment Agreement with Kenneth A. Paladino

On April 3, 2008, we entered into an Employment Agreement and a Restricted Stock Agreement with Kenneth A. Paladino, our President and Chief Executive Officer.  The Employment Agreement provides for a term until December 31, 2009 and thereafter for three successive twelve month periods unless written notice is given by either party not to extend the term at least sixty days prior to the then effective expiration date.  The Employment Agreement provides for Mr. Paladino to receive base compensation at the rate of $300,000 per annum (his 2007 base compensation rate) and that he is eligible to participate in any Executive Bonus Program that we may adopt (none is presently in place).  Mr. Paladiono’s base compensation and other benefits are subject to periodic increase at the discretion of our Board or the Compensation Committee.  In November 2010, our Board, upon the recommendation of the Compensation Committee, determined to increase Mr. Paladino’s annual base compensation by $10,000.  Mr. Paladino was also granted a restricted stock award covering 175,000 shares of our common stock under our 2008 Equity Compensation Plan, which was approved by our stockholders at our 2008 Annual Meeting of Stockholders, and entered into a Restricted Stock Contract with respect to the restricted stock award.

In the event of Mr. Paladino’s death or termination of his employment at our election by virtue of his Disability (as defined), his Resignation for Good Reason (as defined), termination of his employment by us other than for Cause (as defined) or if we fail to renew the Employment Agreement at the end of its initial or any additional term, Mr. Paladino and his beneficiaries or dependents will be entitled to 18 months of severance pay, a pro rata portion of his bonus based on his most recent performance bonus provided that our financial results of the year of termination are substantially similar to our financial results in the period of his most recent performance bonus, a continuation for 18 months of the benefits being provided at the time and an acceleration of vesting of stock options held by him at the time, which will remain exercisable for the greater of one year from the date of termination of employment or the period provided for under the applicable option or plan.

The restricted stock award vests on April 2, 2013 if Mr. Paladino remains employed by us on that date, subject to earlier vesting on a pro rata basis upon Mr. Paladino’s death, a Change in Control (as defined) of us, the termination of Mr. Paladino’s employment by us without Cause or his Resignation For Good Reason, in each case at a rate equal to the 1/60th of the number of shares subject to the award for each full month following the date of grant that Mr. Paladino was continuously employed by us after April 3, 2008.  Mr. Paladino is also eligible to participate in benefits offered to our other executives and key management in accordance with the terms of the applicable plans.  His salary and benefits are subject to periodic increases, but not decreases, at the discretion of our Board of Directors.

A “Change in Control” is, in general, termination by Mr. Paladino of his employment within three months of a change in his duties or termination of his employment by us, in each case, within 18 months following a sale of all or substantially all of our assets, a consolidation or merger of us with any person as a result of which those who were our stockholders immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the consolidated or merged company’s then outstanding voting securities or certain transactions that result in those who were our directors immediately before the transaction ceasing to constitute a majority of the Board of Directors of us or any successor to us.

“Resignation for Good Reason” is, in general, a change in Mr. Paladino’s duties that alters his overall authority, duties, responsibilities and status as Chief Executive Officer, the relocation of our principal place of business by more than 40 miles from our present location, a Change in Control, cessation of his position as President and Chief Executive Officer except as a result of death, disability or Cause (as defined), a material breach by us of the Employment Agreement that is not cured within ten days after notice, our insolvency, or, with certain exceptions, dissolution or liquidation.

Mr. Paladino has agreed in the Employment Agreement to maintain the confidentiality of confidential information pertaining to our business and, for 18 months following the termination of his employment for any reason not to, directly or indirectly, in general, engage in competitive activities, induce customers to cease doing business with us or otherwise interfere with our goodwill, or interfere with our relationship with our employees.

Termination Severance Agreements with Other Named Executive Officers.

We entered into Termination and Severance Agreements on February 7, 2007 with David E. Foley, a Vice President, and on December 14, 2006, with Jennifer E. Katsch, our Vice President of Finance, Treasurer and Chief Financial Officer and Treasurer.  The agreements, as amended, provide that in the event we terminate the executive officer’s employment, other than for cause, as defined, including a breach of the executive officer’s confidentiality agreement with us, or as a result of the executive officer’s death, or if the executive officer voluntarily terminates his or her employment for good reason (in general, adverse changes in responsibilities or conditions of employment, reductions in compensation or a requirement to relocate his or her principal place of employment by more than 50 miles), that the executive officer will be entitled to at least six months severance pay, the continuation, at our cost, of then existing group medical and other insurance for the executive officer and his or her family for the period severance payments are to be made or, if not permitted, COBRA premium payments for that period, and for the acceleration of vesting of all stock options held by the executive officer and an extension of the exercise period of the options to the fifteenth day of the third month following the date on which, or if later, December 31 of the calendar year in which, the option would otherwise have expired.  In addition, the Restricted Stock Contracts of Mr. Foley and Ms. Katsch provide that, notwithstanding the vesting provisions in the contract, their restricted stock will vest pro rata based on the number of full months of service completed between the award date and the vesting date upon the first to occur of the occurrence of a Change in Control, as defined, his or her death or disability, the termination of his or her service without Cause, as defined, or by his or her Resignation for Good Reason, as defined.

Outstanding Equity Awards At Fiscal Year-End

The following table provides certain information concerning stock options and restricted stock awards (our only forms of equity awards) held by our named executive officers at December 31, 2010:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date (2)	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Kenneth A. Paladino	50,000	-		$0.410	04/30/12	175,000	(4)	$486,500
	80,000	-		0.305	08/29/12	26,666	(5)	74,131
	39,000	-		1.485	06/06/15	40,000	(6)	111,200
	150,000	-		1.500	09/12/15	30,000	(7)	83,400
	200,000	50,000	(8)	2.975	10/24/16

David Foley	100,000	-		2.970	11/20/15	16,666	(5)	46,331
	40,000	10,000	(9)	2.270	12/19/16	30,000	(6)	83,400
	15,000	10,000	(10)	1.715	11/11/17	22,500	(7)	62,550
	30,000	45,000	(11)	1.830	04/02/18

Jennifer E. Katsch	44,000	11,000	(12)	2.570	11/12/16	10,000	(5)	27,800
	15,000	10,000	(10)	1.715	11/11/17	13,333	(6)	37,066
						10,000	(7)	27,800

____________________
(1)	The exercise price of each option is 100% of the closing market price of our common stock on the date of grant of the option.

(2)
Each option has a ten year term subject to earlier termination in accordance with the terms of the option plan under which the option was granted in the event of the termination of the optionee’s employment with us.

(3)	Market value is the closing market price of our common stock on the NASDAQ Stock Market on December 31, 2010.

(4)	See “Employment Agreement with Kenneth A. Paladino,” above, for information regarding the vesting of this restricted stock award.

(5)	Vests as to one-half of these shares annually commencing April 1, 2011.

(6)	Vests as to one-half of these shares annually commencing December 14, 2011.

(7)	Vests as to one-third of these shares annually commencing November 15, 2011.

(8)	Vests on October 25, 2011.

(9)	Vests on December 20, 2011.

(10)	Vests as to 5,000 shares per annum commencing November 13, 2011.

(11)	Vests as to 15,000 shares per annum commencing April 3, 2011.

(12)	Vests on November 13, 2011.

Director Compensation

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Mark T. Bradshaw	25,000	28,600	53,600
Lawrence M. Fodrowski	27,000	28,600	55,600
James R. Grover, Jr.	23,000	28,600	51,600
Charles H. House	22,500	28,600	51,100
Brian J. Kelley	29,500	28,600	58,100
______________________

(1)
Consists of (a) annual retainers of $15,000 for each non-executive director ($20,000 in the case of Mr. Kelley for serving as non-executive Chairman of our Board) and (b) fees for attending Board of Director and Board committee meetings. See the “Narrative Discussion of Director Compensation,” below.

(2)
Represents the award date market value of the 20,000 shares of restricted stock awarded under the 2008 Equity Compensation Plan, computed in accordance with FASB ASC Topic 718, excluding the effects of estimated forfeitures.  The restricted stock awards were in lieu of options that would have otherwise been granted pursuant to the terms of our 2003 Non-Employee Director Stock Option Plan.  See the “Narrative Discussion of Director Compensation,” below.

Director Outstanding Awards at Fiscal Year-End

As of December 31, 2010, our non-employee directors held stock awards and stock options covering the following number of shares:

	Outstanding
Name	Stock Award Shares (1)	Stock Option Shares
Mark T. Bradshaw	20,000	177,500
Lawrence M. Fodrowski	20,000	201,500
James R. Grover, Jr.	20,000	112,500
Charles H. House	20,000	117,500
Brian J. Kelley	20,000	64,000
____________________
(1)
Represents shares of restricted stock which were awarded under our 2008 Equity Compensation Plan following our 2010 Annual Meeting of Stockholders, in lieu of options that would have otherwise been granted pursuant to the terms of our 2003 Non-Employee Director Stock Option Plan.  See the “Narrative Discussion of Director Compensation,” below.

Narrative Discussion of Director Compensation.  On May 20, 2010, our Board of Directors revised the annual cash retainer paid to non-employee directors pursuant to our Annual Cash Fee Policy for Non-Employee Directors: (a) to $15,000 from $10,000 (other than for the non-executive Chairman of the Board), (b) to $20,000 from $25,000 for the non-executive Chairman of the Board and (c) by eliminating the provision which permitted non-employee directors (including the non-executive Chairman of the Board) to elect to receive their annual retainer in shares of our common stock (valued at 117.5% of the amount of such cash) in lieu of cash, subject to potential forfeiture.  Non-employee directors also receive a fee of $1,000 for each meeting of the Board attended and $500 for each meeting of the applicable committee attended by a member of the Board’s Audit, Compensation or Nominating Committees (except that the Chairpersons of those committees receives a fee of $1,000).  Non-employee directors are reimbursed for their reasonable travel and other expenses incurred in attending Board and committee meetings.

Our 2003 Non-Employee Director Stock Option Plan provides that, at the time a person becomes a non-employee director, he or she is granted an initial option to purchase 24,000 shares of our common stock.  In addition, immediately following each annual meeting of stockholders at which directors are elected, each non-employee director in office immediately following the conclusion of the meeting (whether or not elected at the meeting) is granted an annual option to purchase 10,000 shares of common stock, as well as an option to purchase 5,000 shares for each standing committee of the Board on which the non-employee director will be serving and an option to purchase 10,000 shares for each committee that the non-employee director will be serving as Chairperson.  An individual who becomes a non-employee director for the first time at an annual meeting of stockholders is only granted an initial option and annual options with respect to committee memberships and chairpersonships as will pertain to that non-employee director.  An employee-director who ceases that relationship but remains a director is not entitled to an initial option.  Each option held by non-employee directors under the 2003 Plan is exercisable for a period of ten years following the date of grant (subject to earlier termination at specified times following a non-employee director’s cessation of service) at an exercise price equal to 100% of the closing market price of our common stock on the date of grant.  Initial options vest and become exercisable in twelve equal quarterly installments commencing one year after the date of grant.  Annual options generally vest and become exercisable in four equal quarterly installments commencing immediately upon grant.

In connection with the 2010 Annual Meeting of Stockholders held on May 20, 2010, in lieu of the receipt of annual stock options, as described above, under the 2003 Non-Employee Directors Stock Option Plan, the Board awarded each of our five non-employee directors a restricted stock award of 20,000 shares of common stock under our 2008 Equity Compensation Plan.  The restricted shares vest on the earliest of (i) the close of business on May 19, 2013, (ii) the 2013 Annual Meeting of Stockholders at which directors are elected, (iii) a “Change in Control” (as defined) of the Company, (iv) the director’s death or (v) the director’s cessation of service as a director by reason of disability, in each case provided the director remains continuously in service as a director until the applicable vesting event. Notwithstanding the foregoing, if the director’s service as a director terminates prior to the 2013 Annual Meeting of Stockholders as a result of not being nominated for re-election as a director or not being re-elected as a director, the restricted shares vest at the rate of 1/36th of the number of restricted shares for each month of service as a director beginning on May 20, 2010.  If the director’s service as a director ceases for any reason on or prior to the vesting event, any (subject to pro ration if such cessation is as a result of the director not being re-nominated or re-elected as a director as described above) restricted shares that have not vested at such time will be automatically forfeited.  Until vested or forfeited the director may not transfer the shares but is entitled to exercise voting rights and receive dividends and other distributions with respect to the restricted shares held by the director.

Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2010, with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,084,300	(1)	$2.09	426,412	(2)
Equity compensation plans not approved by security holders	-		-	-
Total	2,084,300		$2.09	426,412
________________

(footnotes on following page)

(1)
Includes 119,050, 1,219,500, 142,000 and 603,750 shares subject to options granted under our 1995 Stock Option Plan (which expired as to future grants in September 2005), 1998 Stock Option Plan (which expired as to future grants in April 2008), 1994 Non-Employee Director Stock Option Plan (which expired as to future grants in September 2004), and 2003 Non-Employee Director Stock Option Plan, respectively.  No options were outstanding under our 2008 Equity Compensation Plan; however, 813,667 shares of restricted stock were outstanding, but subject to potential forfeiture under that plan.

(2)
Includes 347,250 shares available for grants to non-employee directors under the 2003 Plan and 62,000 shares available for the grant of stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards to employees, directors and consultants under the 2008 Equity Compensation Plan.  Upon the expiration, cancellation or termination of unexercised options or the forfeiture of restricted stock awards or restricted stock unit awards, shares subject to those grants and awards under the particular plan will again be available for the grant of options or awards under the particular plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to timely file initial statements and statements of changes of beneficial ownership of our common stock with the Securities and Exchange Commission and furnish copies of those statements to us.  Based solely on a review of the copies of the statements furnished to us to date, or written representations that no statements were required, we believe that all statements required to be filed by those persons with respect to the year ended December 31, 2010 were timely filed, except that Kenneth A. Paladino, David E. Foley and Jennifer E. Katsch each were late in reporting one transaction.

Control

We do not believe that any individual controls us by virtue of stock ownership.  However, by virtue of his position as our President, Chief Executive Officer and a director, Kenneth A. Paladino and our entire Board of Directors possess the power to direct or cause the direction of the management and policies of us and may be deemed to control us.

Review and Approval of Transactions with Related Persons

We have adopted a Related Party Transaction Policy pursuant to which, in general, our Audit Committee is charged with the responsibility of reviewing and approving all transactions with related persons, as defined in Securities and Exchange Commission regulations.

MISCELLANEOUS

Stockholder Proposals

From time to time stockholders may present proposals which may be proper subject for inclusion in the proxy statement and form of proxy related to that meeting.  In order to be considered, such proposals must be submitted in writing on a timely basis.  Stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2012 Annual Meeting of Stockholders must be received by December 26, 2011.  Any such proposals, as well as any questions relating thereto, should be directed to our Secretary, 141 Rodeo Drive, Edgewood, New York 11717.  As to any proposal intended to be presented by a stockholder, without inclusion in the Board of Directors’ proxy statement and form of proxy for our 2012 Annual Meeting, the proxies named in the Board of Directors’ form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before March 8, 2012.  Any such notices should also be directed to our Secretary at the above address.  However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

Annual Report on Form 10-K

Our Annual Report to Stockholders for the year ended December 31, 2010 accompanies this proxy statement but is not incorporated in and is not to be deemed a part of this proxy statement.  A copy of our Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the Securities and Exchange Commission, is included in our Annual Report to Stockholders and is also available, without charge, to stockholders upon request.  Requests for a copy of that report should be addressed to Ms. Jennifer E. Katsch, Secretary, 141 Rodeo Drive, Edgewood, New York 11717.

Cost to Solicit Proxies

We will bear the cost of preparation, printing and mailing of this proxy statement and the solicitation of proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from the beneficial owners.  Proxies may be solicited without extra compensation by certain of our officers, directors and regular employees by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview.  We have retained Georgeson Inc., 199 Water Street, New York, New York 10038 to aid in the solicitation of proxies.  For its services, Georgeson Inc., will receive a fee of approximately $5,500, plus the reimbursement of expenses.

By Order of the Board of Directors, Jennifer E. Katsch, Secretary
April 21, 2011

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT LINE SACKPACK

MR A SAMPLE
DESIGNATION (IF ANY)
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# Admission Ticket

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## Electronic Voting Instructions

**You can vote by Internet or telephone!**
**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 18, 2011.**

### Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/TIII**
- Follow the steps outlined on the secured website.

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2 and 3.

1. Election of Director:

| | For | Withhold |
|---|---|---|
| 01 - Charles H. House | ☐ | ☐ |

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| | For | Against | Abstain |
|---|---|---|---|
| 2. To amend the 2008 Equity Compensation Plan to increase the number of shares of common stock subject to that plan. | ☐ | ☐ | ☐ |
| 3. To ratify the selection of Marcum LLP as the independent registered public accounting firm for the Company. | ☐ | ☐ | ☐ |

### B Non-Voting Items

**Change of Address** — Please print your new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Annual Meeting. ☐

### C Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders should sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer please give FULL title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 2 D V 1 1 4 1 8 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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01BTQB

## 2011 Annual Meeting Admission Ticket

2011 Annual Meeting of
Tii Network Technologies, Inc. Stockholders

May 18, 2011, 10:00 a.m. Local Time

Sheraton Long Island Hotel

110 Vanderbilt Motor Parkway

Hauppauge, NY 11788

Upon arrival, please present this admission ticket.

## DIRECTIONS TO ANNUAL MEETING OF STOCKHOLDERS

The hotel is located at 110 Vanderbilt Motor Parkway in Hauppauge, on Long Island, New York, approximately 40 miles east of the Queens Midtown Tunnel in New York City. The following are directions to the hotel. You can also call the hotel for directions. The telephone number of the hotel is (631) 231-1100.

**From Points West (including New York City) of Hauppauge, New York:** Take the Long Island Expressway (I-495) east to Exit 53. After exiting I-495, continue on the Service Road, and, past the Sagtikos Parkway, follow the sign for Wicks Road. Make a left onto Wicks Road and then make a right at the first traffic light onto Motor Parkway. The hotel will be on your left.

**From Points East of Hauppauge, New York:** Take the Long Island Expressway (I-495) west to Exit 53. Take the ramp toward Wicks Road. Then turn right at the first traffic light onto Motor Parkway. The hotel will be on your left.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

tii

## Proxy — Tii NETWORK TECHNOLOGIES, INC.

## Notice of 2011 Annual Meeting of Stockholders

### Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2011

Kenneth A. Paladino and Jennifer E. Katsch, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tii Network Technologies, Inc. to be held on May 18, 2011, 10:00 a.m., and at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted in accordance with the directions of the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominee for the Board of Directors listed on the reverse side and FOR Proposals 2 and 3.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side.)